TECHNOLOGY CONTRIBUTION AGREEMENT

               THIS TECHNOLOGY CONTRIBUTION AGREEMENT (this “Technology Contribution”), is entered into as of January 14, 2005 (the “Effective Date”), among Encore Clean Energy, Inc., a Delaware corporation (“Encore”), Robert D. Hunt, a individual residing at 23707 Redfish Lane, Pass Christian, Mississippi 39571 (“Hunt” and collectively, Hunt and Encore shall hereafter be referred to as the “Assignors”) and World, Wind and Water Energy LLC, a Delaware limited liability company (“Assignee”). Encore, Hunt and Assignee are referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

               WHEREAS, Encore, Hunt and The Abell Foundation, Inc, a Maryland corporation (“Abell”), are parties to that certain Limited Liability Company Agreement of Assignee dated as of January 14, 2005, pursuant to which Encore, Hunt and Abell are the sole members of Assignee;

               WHEREAS, contemporaneously with the execution and delivery of this Technology Contribution by the Assignors, Abell is acquiring a limited liability company interest in Assignee pursuant to a cash contribution to Assignee;

               WHEREAS, Hunt is the owner and Encore is the licensee from Hunt pursuant to that certain Exclusive License Agreement, between the Assignors dated as of May 20, 2003 (the “Cryotherm License”), of all right, title and interest in and to certain Assigned Patents and Assigned Intellectual Property (as hereinafter defined) that relate to the Business (as hereinafter defined); and

               WHEREAS, Assignee desires to acquire rights in the Assigned Patents and Assigned Intellectual Property and, in consideration of limited liability company interests in Assignee, Assignors desire to contribute and assign all right, title and interest in the Assigned Patents and Assigned Intellectual Property to Assignee;

               NOW, THEREFORE, in consideration of the foregoing, and of the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.           DEFINITIONS

               Except as otherwise set forth herein, capitalized terms used in this Technology Contribution shall have the meanings ascribed to them below.

               1.1                “Assigned Intellectual Property” means all Trade Secrets and Intellectual Property developed or used in connection with, or related to, the Assigned Patents, including, but not limited to, that Intellectual Property specifically listed on Schedule B.

               1.2                “Assigned Patents” means those patents, applications for patents, and patent disclosures as specifically listed on Schedule A, and any continuations, continuations-in-part, reissues, reexaminations or the like subsequently arising therefrom.

               1.3                “Business” means the development, research, manufacture, sale, distribution, exploitation and license of patents, technology, products and services relating to use of air and water turbine technology.

               1.4                “Improvements” shall have the meaning set forth in Section 2.4 hereto.

               1.5                “Intellectual Property” means all rights into or arising under or out of any intellectual or industrial property of any kind or nature, in each case arising under or protected by the laws of any country anywhere the world, including patents, patent applications, patent disclosures, registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, trade secrets, software, domain names, mask works, schematics, technology, know-how, inventions, improvements thereto, ideas, algorithms, processes and tangible or intangible proprietary information or materials.

               1.6                “Person” means any individual, corporation, association, partnership, limited liability company, joint venture, trust, estate or other entity or organization.

               1.7                “Trade Secrets” means trade secrets, commercial and technical information, know-how, engineering, production and other designs, inventions, discoveries, concepts, ideas, methods, processes, drawings, specifications, formulae, and other technology, software (object and source code), data bases and documentation thereof and other proprietary and confidential information, including customer lists, that has not been made public, in each case excluding any rights in respect of any of the foregoing that comprise or are protected by issued patents.

2.           CONTRIBUTION AND ASSIGNMENT

               2.1          Contribution and Assignment of Patents

                              Assignors hereby contribute, assign, transfer and convey to Assignee all right, title and interest in and to the Assigned Patents and Assigned Intellectual

Property, free and clear of any liens or other encumbrances, and the right to sue for past and future infringement and to recover and hold all damages and profits arising therefrom, the same to be held and enjoyed by Assignee and its successors and assigns from and after the date hereof as fully and entirely as the same would have been held and enjoyed by Assignors but for this Assignment. Contemporaneously with the execution of this Assignment, Hunt shall execute and deliver to Assignee the short form patent assignment attached hereto as Exhibit 1, which Assignee shall have the right to record at the United States Patent and Trademark Office pursuant to Section 2.3 hereto.

               2.2          Reserved

               2.3          Power of Attorney for Assignments and Further Assurances

                              Assignors hereby authorize and appoint Assignee and grant Assignee full power of attorney to execute, in the name of and on behalf of Assignors where necessary, all such documents as are reasonably necessary to perfect, affirm, record and maintain title in Assignee, its successor, assigns or other legal representatives to any of the Assigned Patents and Assigned Intellectual Property, including all documents necessary to register in the name of Assignee the assignment of (i) each Assigned Patent in the appropriate country or countries and, (ii) each trademark, registration and application and trade name listed in attached Schedule B. Upon the request of Assignee, Assignors further agree to execute and deliver to Assignee such additional documents and take such other action as may be reasonably necessary to continue, secure, defend, register, confirm, evidence and otherwise give full effect to and to perfect the rights of Assignee under this Technology Contribution. Assignee shall provide Assignors with contemporaneous copies of all such documents.

               2.4         Ownership of Improvements and New Developments

                              To the extent that either Encore or Hunt or any of their respective Affiliates, and employees of or consultants to either Encore or Hunt or any of their respective Affiliates, creates any improvements or enhancements to the Assigned Patents and Assigned Intellectual Property, or new inventions or developments related to the Assigned Patents and Assigned Intellectual Property or to improvements or enhancements to the Assigned Patents and Assigned Intellectual Property including but not limited to any innovation, process or technique that is necessary or useful to the manufacture of commercial products (collectively “Improvements”), such Improvements, including patents, applications for patents, continuations, continuations-in-part, reissues, reexaminations or the like arising therefrom and other Intellectual Property rights in any of the foregoing, shall be owned by Assignee. Within thirty (30) days after the discovery of any Improvement, Assignors shall disclose and deliver to Assignee information sufficient to allow Assignee to determine whether to file a patent application related to the Improvement. Upon request of Assignee, Assignors further agree to execute and deliver to Assignee, and cause each of its Affiliates, employees and consultants to execute and deliver to Assignee, such additional documents and assignments and take such other action as may be reasonably necessary to allow Assignee to apply to register, register, continue, secure, defend, confirm, evidence and otherwise give full effect to and to perfect the rights of Assignee with respect to Improvements.

3.                REPRESENTATIONS AND WARRANTIES OF ENCORE AND HUNT

Encore and Hunt make the following representations jointly and separately, except as specifically set forth below:

                              (a)                Encore has all requisite power and authority to enter into and perform the terms of this Technology Contribution, the agreements and instruments referred to herein, and the transactions contemplated hereby and thereby. The execution, delivery and performance of this Technology Contribution and of the agreements and instruments called for hereunder, and the consummation of the transactions contemplated hereby and by such agreements and instruments have been duly and validly authorized and approved by all necessary action by Encore, including all necessary board, and if necessary, stockholder, consents. Encore is duly organized, validly existing and in good standing under the laws of its state of organization.

                              (b)                This Technology Contribution constitutes, and upon execution and delivery, each other agreement and instrument contemplated hereby will constitute, a valid and binding agreement and obligation of each of Hunt and Encore enforceable against each of them in accordance with their respective terms. The execution, delivery and performance by Encore and Hunt of this Technology Contribution and the agreements and instruments called for hereunder will not require the consent, approval or authorization of any Person, except, as to Encore, as set forth in subsection (a) above.

                              (c)                The listing of Assigned Patents identified on Schedule A hereto includes all patents, patent applications and patent disclosures that are owned or used by Assignors that relate to the Business, including the jurisdictions, both domestic and foreign, in which each such item of Intellectual Property has been issued or registered or in which any application for such issuance and registration has been filed.

                              (d)                Hunt represents that he has not transferred ownership of, or granted any options or license in, the Assigned Patents or the Assigned Intellectual Property to any Person except pursuant to the Cryotherm License. Encore represents that it has not transferred ownership of or any other interest in the Cyrotherm License or otherwise transferred its interest in, or granted any options or sublicenses in the Assigned Patents or its interest in the Assigned Intellectual Property to any Person. Assignors have not entered into any agreement to indemnify any other Person against any charge of infringement of any third party Intellectual Property relating to Assignors’ exploitation of the Assigned Patents or the Assigned Intellectual Property.

                              (e)                Hunt represents that he has taken all necessary action in all jurisdictions where Hunt reasonably believes such action is appropriate, both domestic and foreign, to register the Assigned Patents and the Assigned Intellectual Property and maintain the registration of the Assigned Patents. Hunt represents that the Assigned Patents are valid and subsisting, and all necessary registration and maintenance fees in connection with such Assigned Patents have been paid. There are no actions that must be taken by Hunt within sixty (60) days of the closing date for the purposes of maintaining, perfecting, preserving or renewing the Assigned Patents.

                              (f)                To the knowledge of either Assignor, there is no unauthorized use, disclosure, infringement or misappropriation of any of the Assigned Patents or Assigned Intellectual Property, by any third party, including any employee or former employee of Assignors. The Assigned Patents and Assigned Intellectual Property together constitute all of the Intellectual Property necessary to exploit the Assigned Patents and the Assigned Intellectual Property, including the ability to use, develop, research, manufacture, sell, reproduce, perform, modify, enhance, distribute, improve, prepare derivative works of, and sublicense, and such exploitation does not require the use of any Intellectual Property of any other Person nor payment to any other Person. There are no royalties, fees or other payments or compensation payable by Assignors to any Person by reason of Assignor’s ownership, use, sale or disposition of the Assigned Patents and the Assigned Intellectual Property.

                              (g)                The conduct of the Business and the use of the Assigned Patents and the Assigned Intellectual Property as contemplated by the Parties does not infringe any Intellectual Property right of any third party and no claims are pending or threatened against Assignors by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any Assigned Patents and Assigned Intellectual Property.

                              (h)                All current and former officers, shareholders, directors, employees and material consultants of Assignors that have contributed to the development of the Assigned Patents and the Assigned Intellectual Property have executed and delivered to Assignors an agreement assigning to Assignors any and all Intellectual Property arising from services performed for Assignors by such Persons. There is no Intellectual Property developed by a stockholder, director, officer, consultant or employee of Assignor that is used in the Business that has not been transferred to, and is not owned free and clear of any liens or Encumbrances by, Assignors. To the knowledge of Assignors, there is no pending dispute with any current or former officer, shareholder, director, employee or consultant of Assignors regarding ownership of the Assigned Patents or the Assigned Intellectual Property.

                              (i)                To the extent that any Assigned Patents or Assigned Intellectual Property have been assigned to Assignors or developed or created independently or jointly by any Person, other than a current or former officer, employee or material consultants of Assignors who has executed and delivered to Assignors an agreement assigning to Assignors any and all Intellectual Property arising from services performed for Assignors by such Persons, Assignors have a written agreement with such Person and Assignors thereby have obtained ownership of, and are the exclusive owners of, all such Intellectual Property rights therein.

                              (j)                Assignors have entered into written confidentiality agreements with all third parties having access to Assignor-owned confidential Intellectual Property that relates to the Business or confidential Intellectual Property that relates to the Business and was disclosed by such Assignor to third parties under obligations of confidentiality in connection with the disclosure to, or use or appropriation by, those third parties, of Intellectual Property owned by such Assignor that has not otherwise been made public pursuant to an issued patent.

                              (k)                None of the Assigned Patents or Assigned Intellectual Property assigned herein was developed by or on behalf of, or using grants or other subsidies of, any governmental entity or any university, nor was any government funding, facilities or resources of a university, college, other educational institution or research center or funding from third parties was used in the development of such Assigned Patents or Assigned Intellectual Property.

4.           MISCELLANEOUS

               4.1          Entire Agreement; Amendment

                              This Technology Contribution, including the attached Schedules and Exhibits constitutes the entire agreements of the Parties, and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters expressly provided for in this Technology Contribution including all prior oral or written agreements, commitments or understandings between Hunt, Encore and any other Person or any combination thereof (including, but not limited to, any affiliate of Hunt or affiliate of Encore or, as to Encore, any predecessor entity). No amendment, modification or discharge of this Technology Contribution shall be valid or binding unless set forth in writing and duly executed and delivered by the Party against whom enforcement of the amendment, modification, or discharge is sought.

               4.2          Severability

                              If any part of any provision of this Technology Contribution shall be held invalid or unenforceable in any respect by a court of competent jurisdiction or a qualified arbitrator or other person involved any dispute resolution procedure applicable to the Parties, such part shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provisions of this Technology Contribution.

               4.3          Governing Law

                              This Technology Contribution, the rights and obligations of the Parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of the State of Delaware (excluding the choice of law rules thereof).

               4.4          Notices

                              All notices, demands, requests, or other communications that may be or are required to be given, served, or sent by any Party to another Party pursuant to this Technology Contribution shall be in writing and shall be hand delivered, faxed, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

Notice to Encore:	Encore Clean Energy, Inc.
Suite 610, 375 Water Street
Vancouver, BC
Canada V6B 5C6
Attention: Dan Hunter
Facsimile: (604) 801-5575
Email: dhunter@encorecleanenergy.com

With a copy to:	Monahan & Biagi, PLLC
701 Fifth Avenue
Suite 2800
Seattle, WA 98104-7003
Attention: James F. Biagi, Jr.
Facsimile: (206) 587-5710
Email: JBiagi@MonahanBiagi.com

Notice to Hunt:	Robert Hunt
23707 Redfish Lane
Pass Christian, MS 39571
Facsimile: (228) 452-0972
Email: huntband@direcway.com

Notice to Company:	World, Wind and Water Energy LLC
c/o Encore Clean Energy, Inc.
Suite 610, 375 Water Street
Vancouver, BC
Canada V6B 5C6
Attention: Dan Hunter
Facsimile: (604) 801-5575
Email: dhunter@encorecleanenergy.com

With copies to:	The Abell Foundation, Inc.
Suite 2300
111 S. Calvert Street
Baltimore, MD 21202-6174
Attention: Eileen O’Rourke
Facsimile: 410-539-6579
Email: orourke@abell.org

Hogan & Hartson L.L.P.
111 South Calvert Street
Suite 1600
Baltimore, MD 21202-6191
Attn: Nancy D. O’Neil
Fax: (410) 539-6981
Email: ndoneil@hhlaw.com

                              Each Party may designate by notice in writing (given in accordance with the terms hereof) a new address to which any notice, demand, request or communication may therefore be so given, served or sent. Each notice, demand, request, or communication that shall be hand delivered, faxed, sent, or mailed, in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt or the delivery receipt or a facsimile confirmation being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

               4.5          Headings

                              Section headings contained in this Technology Contribution are inserted for convenience of reference only, shall not be deemed to be a part of this Technology Contribution for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

               4.6          Execution in Counterparts

                              This Technology Contribution may be executed in counterparts, each of which shall be deemed an original.

               4.7          Relationship of the Parties

                              No Party shall have any power or express or implied right or authority to assume or create any obligations on behalf of or in the name of any other Party or to bind the other Party in any manner whatsoever, including to any other contract, agreement or undertaking with any third party.

               4.8          Remedies

                              The Parties’ rights and remedies pursuant to this Technology Contribution shall, subject to the provisions hereof, be cumulative and nonexclusive of any other rights and remedies which they may have pursuant to any other agreement, by operation of law, or otherwise.

                              IN WITNESS WHEREOF, the Parties hereto have duly executed this Technology Contribution, or have caused this Technology Contribution to be duly executed on their behalf, and delivered to the other Party as of the day and year first above written.

ASSIGNORS:

ENCORE CLEAN ENERGY, INC.

By:	/signed/ Dan Hunter
Name: Dan Hunter
Title: Chief Executive Officer

ROBERT D. HUNT

/signed/ Robert D. Hunt

ASSIGNEE:

WORLD, WIND AND WATER ENERGY LLC

By:	/signed/ Dan Hunter
Name: Dan Hunter
Title: President

[Signature Page to Technology Contribution Agreement]

SCHEDULE A to IP Contribution Agreement – ASSIGNED PATENTS

Owner of Record: Robert D. Hunt:

Issued Patents

None.

Owner of Record: Robert D. Hunt:

Patent Applications

U.S. Provisional Application Number 60/452,119 titled, “Hydraulic or pneumatical sail mechanism -- Improved method of power generation, refrigeration, pumping, and compression from wind energy, wave energy, or water current energy, via the use of sails constructed of electronically controlled rotatable and extendable shutters to reduce drag and to increase power” dated March 6, 2003.

U.S. Provisional Application Number 60/500,362 titled, “Self-Actuated Horizontal Wind Shutters For a Vertical Axis Wind Turbine” dated September 3, 2003.

International Application Number PCT/US2004/007369 titled, “Hybrid Wind and Solar Powered Turbine; Hydro-Turbine; Air Compressor; Hydraulic Pump; Air or Hydro-Propeller, having Pivotable Shutters on a Rotating Disk” dated March 8, 2004 and priority date March 6, 2003.

A-1

SCHEDULE B to IP Contribution Agreement

INTELLECTUAL PROPERTY

All drawings, specifications, analyses, data and other documentation for the prototype of the low-speed wind turbine as described in the Assigned Patents and any existing prototype(s), which shall be delivered to Assignee. Any material packing and shipping costs shall be paid by Assignee. Assignors may keep copies of such documentation for their reference.

B-1

EXHIBIT 1

IN THE UNITED STATES
PATENT AND TRADEMARK OFFICE
PATENT ASSIGNMENT

                              WHEREAS, Robert D. Hunt, an individual residing at 23707 Redfish Lane, Pass Christian, Mississippi 39571 (“Assignor”), is the sole owner of the entire right, title and interest in, to, and under the patents listed on the attached Schedule 1 (the “Patents”); and

                              WHEREAS, World, Wind and Water Energy LLC, a Delaware limited liability company, with offices at c/o Encore Clean Energy, Inc., Suite 610, 375 Water Street, Vancouver, BC, Canada V6B 5C6 (the “Assignee”), is desirous of obtaining the entire right, title and interest in, to and under said Patents;

                              NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby assigns and transfers to Assignee, its successors and assigns, all of Assignor’s right, title and interest in, to and under the Patents, as well as all divisions, renewals and continuations thereof, and all Letters Patent of the United States which may be granted thereon and all reissues and extensions thereof, and all applications for Letters Patent which may hereafter be filed for inventions embodied by the Patents in any country or countries foreign to the United States, and all Letters Patent which may be granted for said inventions embodied by the Patents in any country or countries foreign to the United States and all extensions, renewals and reissues thereof and all rights of priority in any such country or countries based upon the filing of the Patents in the United States which are created by any law, treaty or international convention (all of which shall be included in the term “Patents”); and I hereby authorize and request the Commissioner of Patents of the United States, and any Official of any country or countries foreign to the United States, whose duty it is to issue patents on any such applications as aforesaid, to issue all Letters Patent for said inventions to Assignee, its successors and assigns, in accordance with the terms of this instrument.

                              AND Assignor does hereby covenant that it has full right to convey the entire interest herein assigned, and that Assignor has not executed, and will not execute, any agreement in conflict herewith.

                              AND Assignor does further hereby covenant and agree that it will communicate to Assignee, its successors and assigns, any facts known to it respecting the Patents, and testify in any legal proceeding, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid said Assignee, its successors and assigns, to obtain and enforce any attendant rights in all countries.

1

EXHIBIT 1 to INTELLECTUAL PROPERTY AGREEMENT

                              IN WITNESS WHEREOF, Assignor has caused this instrument to be signed by a duly authorized corporate officer and its corporate seal to be affixed, as of this _____ day of January, 2005.

ASSIGNOR:

ROBERT D. HUNT

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EXHIBIT 1 to INTELLECTUAL PROPERTY AGREEMENT

SCHEDULE 1 to PATENT ASSIGNMENT

Owner of Record: Robert D. Hunt:

Issued Patents

None.

Owner of Record: Robert D. Hunt:

Patent Applications

U.S. Provisional Application Number 60/452,119 titled, “Hydraulic or pneumatical sail mechanism -- Improved method of power generation, refrigeration, pumping, and compression from wind energy, wave energy, or water current energy, via the use of sails constructed of electronically controlled rotatable and extendable shutters to reduce drag and to increase power” dated March 6, 2003.

U.S. Provisional Application Number 60/500,362 titled, “Self-Actuated Horizontal Wind Shutters For a Vertical Axis Wind Turbine” dated September 3, 2003.

International Application Number PCT/US2004/007369 titled, “Hybrid Wind and Solar Powered Turbine; Hydro-Turbine; Air Compressor; Hydraulic Pump; Air or Hydro-Propeller, having Pivotable Shutters on a Rotating Disk” dated March 8, 2004 and priority date March 6, 2003.

3

EXHIBIT 1 to INTELLECTUAL PROPERTY AGREEMENT

ACKNOWLEDGEMENT

STATE OF	)
	)	ss
COUNTY OF	)

                              On this ____ day of January, 2005 before me personally appeared Robert D. Hunt, to me personally known, who, being duly sworn, did say that he/she is the ___________________________ of Assignor and that he duly executed the foregoing instrument and that said individual acknowledged said instrument to be his free act and deed of Assignor.

__________________________________
Notary Public

My commission expires:

4